Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                February 24, 2004
                Thomas S. Irwin (954) 987-4000 ext. 7560
                Victor H. Mendelson (305) 374-1745 ext. 7590

            HEICO CORPORATION REPORTS IMPROVED FIRST QUARTER RESULTS
     Reports 14% Increase In Net Income And 19% Increase In Operating Income
                  On 10% Sales Increase; Cites Strong Cash Flow

HOLLYWOOD, FL, and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A and HEI) today reported that net income for the first quarter of 2004 increased 14% to $3,241,000, or 13 cents per diluted share, compared to net income of $2,834,000, or 12 cents per diluted share, in the first quarter of fiscal 2003.

Net sales for the first quarter of fiscal 2004 were up 10% to $46,151,000 from $41,788,000 in the first quarter of fiscal 2003.

Cash flow from operating activities for the first quarter of fiscal 2004 increased 16% to $7.7 million from $6.7 million in the first quarter of fiscal 2003 and equaled 239% of the Company's net income.

All per share and share information has been adjusted retroactively to give effect to a 10% stock dividend paid on January 16, 2004.

Operating income increased 19% to $6,573,000 for the first quarter of fiscal 2004 from $5,529,000 for the first quarter of fiscal 2003 reflecting increased sales and earnings within the Company's Electronic Technologies Group (ETG).

Sales of the ETG increased 19% to $11,939,000 for the first quarter of fiscal 2004 from $10,000,000 for the first quarter of fiscal 2003. Operating income of the ETG increased 223% to $2,484,000 for the first quarter of fiscal 2004 from $768,000 for the first quarter of fiscal 2003. The increase in sales is primarily due to the acquisition of Sierra Microwave Technology (Sierra) in December 2003. The increase in operating income reflects the acquisition of Sierra and sales of higher margin products.

For the first quarter of fiscal 2004, sales of the Company's Flight Support Group (FSG) increased 7% to $34,257,000 from $31,886,000 for the first quarter of fiscal 2003. The increase in revenues within the FSG for the first quarter of fiscal 2004 resulted primarily from improved demand for the Company's aftermarket replacement parts and repair and overhaul services, which reflects some recovery within the commercial airline industry, as well as increased sales of new products.

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

Operating income of the FSG totaled $5,326,000 for the first quarter of fiscal 2004, comparable to the operating income of $5,377,000 for the first quarter of fiscal 2003. FSG's operating income was flat primarily due to higher costs from write-offs of excess inventory in the first quarter of fiscal 2004. FSG's operating income increased by 10%, however, over the fourth quarter of fiscal 2003 reflecting both higher sales and improved margins.

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are pleased to report increased sales in our two business segments reflecting both organic growth and growth through acquiring profitable, well-managed businesses.

Our Flight Support Group continued to show an increase in sales during the first quarter of fiscal 2004 when compared with the first quarter of fiscal 2003 and the fourth quarter of fiscal 2003 as we continue to add new products and further penetrate our markets. We expect FSG's operating margins to continue to improve during the balance of fiscal 2004 while maintaining our strong operating margins in our Electronic Technologies Group.

We are also pleased to note that during the first quarter of fiscal 2004, the Company was able to pay its 51st consecutive cash dividend as well as a 10% stock dividend, which was paid in shares of our Class A Common Stock. The cash dividend was also paid on the newly issued dividend shares, effectively increasing the cash portion of the regular dividend by 10%.

As we look forward to the remainder of fiscal 2004, we expect continued improvements in our sales and operating results. Based on current market conditions, we continue to target fiscal 2004 sales and earnings growth of at least 15% and 30%, respectively, over fiscal 2003. The Company does not give guidance on quarterly sales and earnings."

The Company has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives 1 vote per share. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

                                     -more-

As previously announced, HEICO will hold a conference call on February 25, 2004 at 8:30 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 302-709-8328, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM294537. A digital replay will be available one hour after the completion of the conference for 14 days. To access, dial: U.S./Canada/International/Local 402-220-1093 and enter Passcode/Conference ID 294537#.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to telecommunications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements which are subject to risks, uncertainties and assumptions. HEICO's actual results could differ materially from those expressed in or implied by those forward-looking statements as a result of factors, including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause our costs to complete contracts to increase; governmental and regulatory demands, export policies and restrictions, military program funding by U.S. and non-U.S. Government agencies or competition on military programs, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, competition from existing and new competitors, customer credit risk, interest rates and economic conditions within and outside of the aerospace, defense and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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

HEICO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

                                                                       Three Months Ended January 31,
                                                                    ------------------------------------
                                                                          2004                2003
                                                                    ----------------    ----------------
Net sales                                                           $     46,151,000    $     41,788,000
Cost of sales                                                             30,615,000          28,012,000
Selling, general and administrative expenses                               8,963,000           8,247,000
                                                                    ----------------    ----------------
Operating income                                                           6,573,000           5,529,000
Interest expense                                                            (331,000)           (345,000)
Interest income and other (expense) income                                    (2,000)             81,000
                                                                    ----------------    ----------------
Income before income taxes and minority interests                          6,240,000           5,265,000
Income tax expense                                                         2,155,000           1,857,000
                                                                    ----------------    ----------------
Income before minority interests                                           4,085,000           3,408,000
Minority interests' share of income                                          844,000             574,000
                                                                    ----------------    ----------------
Net income                                                          $      3,241,000    $      2,834,000
                                                                    ================    ================

Net income per share: /(1)/
  Basic                                                             $            .14    $            .12
  Diluted                                                           $            .13    $            .12

Weighted average number of common shares outstanding: /(1)/
  Basic                                                                   23,745,244          23,086,297
  Diluted                                                                 25,632,999          24,470,436

                                                                       Three Months Ended January 31,
                                                                    ------------------------------------
                                                                          2004                2003
                                                                    ----------------    ----------------
Operating segment information: -
  Net sales:
    Flight Support Group                                            $     34,257,000    $     31,886,000
    Electronic Technologies Group                                         11,939,000          10,000,000
    Intersegment sales                                                       (45,000)            (98,000)
                                                                    ----------------   -----------------
                                                                    $     46,151,000    $     41,788,000
                                                                    ================    ================

  Operating income:
    Flight Support Group                                            $      5,326,000    $      5,377,000
    Electronic Technologies Group                                          2,484,000             768,000
    Other, primarily corporate                                            (1,237,000)           (616,000)
                                                                    ----------------    ----------------
                                                                    $      6,573,000    $      5,529,000
                                                                    ================    ================

(1) All per share and share information has been adjusted retroactively to give effect to a 10% stock dividend paid on January 16, 2004.

                                     -more-

HEICO CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

                                                                    January 31, 2004    October 31, 2003
                                                                    ----------------    ----------------
Cash and cash equivalents                                           $      4,947,000    $      4,321,000
Accounts receivable, net                                                  28,014,000          28,820,000
Inventories                                                               49,643,000          51,240,000
Prepaid expenses and other current assets                                 10,645,000          10,103,000
                                                                    ----------------    ----------------
  Total current assets                                                    93,249,000          94,484,000
Property, plant and equipment, net                                        36,655,000          35,537,000
Goodwill, net                                                            216,229,000         188,700,000
Other assets                                                              14,802,000          14,523,000
                                                                    ----------------    ----------------
  Total assets                                                      $    360,935,000    $    333,244,000
                                                                    ================    ================

Current maturities of long-term debt                                $          9,000    $         29,000
Other current liabilities                                                 19,270,000          22,657,000
                                                                    ----------------    ----------------
  Total current liabilities                                               19,279,000          22,686,000
Long-term debt, net of current maturities                                 53,983,000          31,984,000
Other non-current liabilities                                             17,711,000          16,479,000
                                                                    ----------------    ----------------
  Total liabilities                                                       90,973,000          71,149,000
Minority interests in consolidated subsidiaries                           41,444,000          40,577,000
Shareholders' equity                                                     228,518,000         221,518,000
                                                                    ----------------    ----------------
  Total liabilities and shareholders' equity                        $    360,935,000    $    333,244,000
                                                                    ================    ================

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                       Three Months Ended January 31,
                                                                    ------------------------------------
                                                                          2004                2003
                                                                    ----------------    ----------------
Cash flows from operating activities:
  Net income                                                        $      3,241,000    $      2,834,000
  Depreciation and amortization                                            1,609,000           1,198,000
  Decrease in accounts receivable                                          2,591,000           5,426,000
  Decrease (increase) in inventories                                       2,144,000            (116,000)
  Decrease in other current liabilities                                   (4,228,000)         (4,576,000)
  Other                                                                    2,390,000           1,902,000
                                                                    ----------------    ----------------
    Net cash provided by operating activities                              7,747,000           6,668,000
                                                                    ----------------    ----------------
Cash flows from investing activities:
  Capital expenditures                                                    (1,017,000)         (1,310,000)
  Acquisitions and related costs, net of cash acquired                   (27,337,000)                  -
  Other                                                                     (268,000)            (28,000)
                                                                    ----------------    ----------------
    Net cash used in investing activities                                (28,622,000)         (1,338,000)
                                                                    ----------------    ----------------
Cash flows from financing activities:
  Borrowings (payments) on revolving credit facilities, net               22,000,000          (5,000,000)
  Other                                                                     (499,000)           (255,000)
                                                                    ----------------    ----------------
    Net cash flows provided by (used in) financing activities             21,501,000          (5,255,000)
                                                                    ----------------    ----------------
Net increase in cash and cash equivalents                                    626,000              75,000
Cash and cash equivalents at beginning of year                             4,321,000           4,539,000
                                                                    ----------------    ----------------
Cash and cash equivalents at end of year                            $      4,947,000    $      4,614,000
                                                                    ================    ================